UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 12, 2005


                             ENERGAS RESOURCES INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)


      Delaware                       0-33259                    73-1620724
--------------------            --------------------        ------------------
(State or other jurisdiction   (Commission File No.)          (IRS Employer
of incorporation)                                            Identification No.)

                           800 Northeast 63rd Street,
                          Oklahoma City, Oklahoma 73105
                  ------------- ------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (405) 879-1752
                                                       --------------

                                       N/A
                 ----------------------------------------- ----
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02   Unregistered Sale of Equity Securities

     On August 12, 2005, the Company completed the sale of 1,200,000 shares of its common stock to four investors. The shares were sold at a price of $0.25 per share.

     On August 12, 2005 George G. Shaw, the Company's President, converted $326,000 which he had loaned to the Company into 1,304,000 restricted shares of the Company's common stock.

     On August 25, 2005 the Company issued 1,250,000 shares of its common stock to McCrome International, Inc. in full payment of a Promissory Note held by McCrome International in the principal amount of $479,218.

     The issuance of these shares was exempt under Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. At the time of issuance, the persons that acquired the shares stock were fully informed and advised about matters concerning the Company, including the Company's business, financial affairs and other matters. The investors acquired the securities for their own account. No underwriters were involved with the sale of these shares. The shares of common stock are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission. However, 250,000 shares issued to McCrome International have satisfied the holding period required by Rule 144 and may be sold in the public market.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 25, 2005

                                 ENERGAS RESOURCES INC.



                                 By:  /s/ George G. Shaw
                                    -------------------------------
                                      George G. Shaw, President